Registration No. 333-_________
As Filed with the Securities and Exchange Commission on March 10, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices, including Zip Code)

TCF 401K Supplemental Plan
(Full title of the plan(s))

Joseph T. Green
Senior Vice President, General Counsel and Secretary
TCF Financial Corporation
200 Lake Street East, Mail Code EX0-03-G
Wayzata, MN 55391-1693
(952) 475-6498
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [X]                    Accelerated filer        [ ]
Non-accelerated filer    [ ]                     Smaller reporting company [ ]
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value	1,000,000 shares (1)	$17.425 (2)	$17,425,000.00	$2,019.56

(1)
Includes 1,000,000 shares of Common Stock that may be offered or sold pursuant to the TCF 401K Supplemental Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this statement also covers any additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices for Registrant’s common stock, par value $0.01, as reported on the New York Stock Exchange on March 6, 2017.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.01 per share of TCF Financial Corporation (“TCF” or the “Registrant”) to be issued pursuant to the TCF 401K Supplemental Plan (the “Plan”). Prior to November 1, 2016 the Plan was known as the TCF Employees Stock Purchase Plan - Supplemental Plan.
Pursuant to Instruction E, the contents of the following registration statements previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Plan are hereby incorporated by reference: Registration No. 333-184676 filed on October 31, 2012, Registration No. 333-168893 filed on August 17, 2010, Registration No. 333-154929 filed on October 31, 2008, Registration No. 333-146741 filed on October 16, 2007, Registration No. 333-113748 filed on March 19, 2004, and Registration No. 333-72394 filed on October 29, 2001.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
Joseph T. Green, who is providing an opinion of counsel with respect to the securities to which this registration statement on Form S-8 relates, is an employee and officer (Senior Vice President, General Counsel and Secretary) of TCF and is eligible to participate in the Plan. As of February 27, 2017, Mr. Green owns 152,292 shares of TCF Common Stock (which includes 28,500 shares of unvested restricted stock), including 21,246 shares in the Plan.
Item 8. Exhibits.

Exhibit	Description
4.1
Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 of TCF Financial Corporation's Current Report on Form 8-K filed April 28, 2015 (No. 15798862)]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 of TCF Financial Corporation's Current Report on Form 8-K filed July 26, 2016 (No. 161784576)]
5*	Opinion of Joseph T. Green
23.1	Consent of Joseph T. Green (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24*	Power of Attorney
99.1
TCF 401K Supplemental Plan, as amended October 18, 2016 [incorporated by reference to Exhibit 10e-1 to TCF Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 (No. 17624401)]

* Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on March 10, 2017.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
By:	Craig R. Dahl, Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Craig R. Dahl
By:		Craig R. Dahl, Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
By:		Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
By:		Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Thomas F. Jasper, Director and Vice Chairman*
Peter Bell, Director*		Vance K. Opperman, Lead Director*
William F. Bieber, Director*		James M. Ramstad, Director*
Theodore J. Bigos, Director*		Roger J. Sit, Director*
Karen L. Grandstrand, Director*		Julie H. Sullivan, Director*
George G. Johnson, Director*		Barry N. Winslow, Director*
Richard H. King, Director*		Richard A. Zona, Director*
*By	/s/ Joseph T. Green	Date: March 10, 2017
Joseph T. Green, pursuant to powers of attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such officers and directors in the capacities in which the names of each appear above.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on March 10, 2017.

TCF 401K Supplemental Plan, Independent Subcommittee of the Compensation, Nominating, and Corporate Governance Committee of TCF Financial Corporation as Plan Administrator

/s/ Thomas F. Jasper
By:	Thomas F. Jasper, Vice Chairman and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
4.1
Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 of TCF Financial Corporation's Current Report on Form 8-K filed April 28, 2015 (No. 15798862)]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 of TCF Financial Corporation's Current Report on Form 8-K filed July 26, 2016 (No. 161784576)]
5*	Opinion of Joseph T. Green
23.1	Consent of Joseph T. Green (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24*	Power of Attorney
99.1
TCF 401K Supplemental Plan, as amended October 18, 2016 [incorporated by reference to Exhibit 10e-1 to TCF Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 (No. 17624401)]

* Filed herewith.